UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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CHINA TITANIUM & CHEMICAL CORP.
(Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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Date Filed: January 28, 2007

DEFINITIVE INFORMATION STATEMENT

CHINA TITANIUM & CHEMICAL CORP.

1530- 9 Avenue S.E.

 Calgary, Alberta, T2G 0T7

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CHINA TITANIUM & CHEMICAL CORP.,

a Nevada corporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given of the time and place of an Annual Meeting of the Shareholders of China Titanium & Chemical Corp. (the “Corporation”).  Such meeting to be held at 1530 - 9 Avenue S.E., Calgary, Alberta on February 17, 2007 at the hour of 10:00 o’clock  in the forenoon, Mountain Standard Time, for the following purposes:

1.

to elect the  Members of the Board of Directors for the ensuing year; and

2.

to approve the appointment of  the firm of Child, Van Wagoner & Bradshaw, PLLC as independent auditors for the fiscal year  2007.

Only shareholders of record as of the close of business on the 16th day of January, 2007 will be entitled to vote at this Meeting.  This Information Statement was first sent to the Corporation’s shareholders on January 28, 2007

The Corporation is not soliciting Proxies in connection with this Meeting.  However, you have the option of submitting a Proxy instead of attending the Meeting.  If you elect to use a Proxy and require a sample form of Proxy, please contact the Corporation by telephone at (403) 693-8000 or e-mail to ifisher@isgsecurities.com and a sample will be provided to you for your convenience. You may use the designated Proxy holder on the sample Proxy provided at your request or you may insert another person that you so desire to attend and vote in your stead.

Dated and mailed at Calgary, Alberta this 28th day of January 2007.

BY ORDER OF THE BOARD OF DIRECTORS OF

CHINA TITANIUM & CHEMICAL CORP.

/s/ Michel Bourbonnais

Michel Bourbonnais

President

INFORMATION STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 17, 2007

This Information Statement is being first mailed on January 28, 2007, to the shareholders of China Titanium & Chemical Corp., a Nevada corporation (the “Corporation”), by the Board of Directors for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 o’clock in the forenoon, Mountain Standard Time on February 17, 2007, at the Corporations’s principal executive offices at 1530 – Avenue S.E.,  Calgary, Alberta, or at such other times and places to which the Meeting may be adjourned (the “Meeting Date”).

The purpose of the Meeting is to consider and act upon (i) to elect the Members of the Board of Directors for the ensuing year; and (ii) to approve the appointment of the firm of Child, Van Wagoner & Bradshaw, PLLC as independent auditors for the fiscal year ending December 31, 2007.

RECORD DATE

The record date for determining the shareholders entitled to vote at the Meeting was the close of business on January 16, 2007(the “Record Date”), at which time the Corporation had issued and outstanding 6,366,849 shares of  Class A Common stock, $0.001 par value (the “Common Stock”).  The shares of Common Stock constitute the only outstanding voting securities of the Corporation entitled to be voted at the Meeting.

NO DISSENTERS' RIGHT OF APPRAISAL

The Corporation’s shareholders do not have dissenter’s rights of appraisal in connection with any of the matters to be voted on by the shareholders at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of January 16, 2007, regarding the beneficial ownership of the Corporation’s Common Stock by each person known by the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock, by each of the Corporation’s officers and directors, and by the officers and directors of the Corporation as a group. Information is also provided regarding beneficial ownership of Common Stock if all outstanding options, warrants, rights and conversion privileges (to which the applicable officers and directors have the right to exercise in the next 60 days) are exercised and additional shares of Common Stock are issued.

TITLE OF CLASS	NAME AND ADDRESS OF BENFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS (1)
Class A Common	Michel Bourbonnais, President and director of China Titanium & Chemical Corp. 1538 Brookmill Lane, Ottawa, Ontario K1B 5G4	400,000 Class A common shares held indirectly (2)	6.09%
Class A Common	Roger Boileau, Secretary and director of China Titanium & Chemical Corp. 248 Fontainebleau Blainville Quebec J7B 1Z1	0	0.00%
Class A Common	All Officers and Directors as a group	400,000 Class A Common shares	6.09%

TITLE OF CLASS	NAME AND ADDRESS OF BENFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS (1)
Class A Common	Bello Investments (Nassau) Ltd. P.O. Box N-7768 Ansbacher House Bank Lane, Nassau, Bahamas	1,926,820 Class A Common shares held directly (3)	30.26%
Class A Common	BIC International Ltd. The Law Building Anguilla, BWI	4,101,200 Class A Common shares held directly (4)	48.72%
Class A Common	Antonio Care 3886 Ave Des Generaux LaValle, Quebec, Canada	250,000 Class A common shares held directly (5) and 222,006 Class A common shares held indirectly (6)	7.41%
Class A Common	Crisis Management Inc. 12 Cor Baymen Ave and Calle Al Mar, Belize City, Belize	465,000 Class A common shares held directly(7)	7.30%

(1)Based on  6,366,849 shares of Class A common stock issued and outstanding.

 (2) These shares are held by Seetel Management Group Inc., company of which Mr. Bourbonnais is the controlling shareholder.   This amount includes 200,000 Class A common shares and warrants to purchase a total of 200,000 Class A common shares at $0.75 per share.

(3) Bello Investments Ltd. has advised that the beneficial owner is Hampton Insurance Ltd and the signing officer is Ian Towell.

(4) Includes 2,050,600 Class A common shares and 2,050,600 warrants to purchase Class A common shares at $0.25 per common share.  BIC International Ltd. has advised that its beneficial owner is AXA Offshore Financial Services Ltd. and the signing officer is Esther Flemings.

(5) This percentage assumes the exercise of all 2,050,600 warrants presently owned by BIC International Ltd.

(6) 222,006 Class A common shares are held in the name of 404481 Canada Ltd., a company of which Mr. Care is a 50% shareholder.

(7)  Crisis Management Inc. has advised that the sole director and officer is Mark Hulse.

ELECTION OF DIRECTORS

The current Board of Directors has fixed the number of authorized directors at two.  Thus, there are two directors to be elected for terms expiring at the Corporation’s Annual Meeting of Shareholders in 2008 or until their successors have been elected and qualified.  It is intended that the names of the persons indicated in the following table will be placed in nomination.  Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, if any nominee becomes unavailable for election to the Board of Directors for any reason not presently known or contemplated, a substitute may be nominated and elected.

The Corporation did not hold an annual meeting of the shareholders for the fiscal years 2004, 2005 and 2006 and therefore Mr. Michel Bourbonnais and Mr. Roger Boileau have each served as Directors of the Corporation during those last three fiscal years and  to the date of this Information Statement.  The information relating to each of these current directors and officers is listed below.

 The nominees are as follows:

Name

Age

Position Held

Michel Bourbonnais

 54

Director

Roger Boileau

 55

Director

The nominee’s respective biographical and business experience is set forth below:

MICHEL BOURBONNAIS, Mr. Bourbonnais has been a member of the Board of Directors since December 22, 2003. From May 1973 to December 1999, Mr. Bourbonnais was employed by the National Archives of Canada.  His last position with National Archives of Canada was Chief, Conservation and Custody, Magnetic Media.  From December 1999 to May 2002, Mr. Bourbonnais was retired.  In May 2002, Mr. Bourbonnais formed his own consulting company, Seetel Management Group Inc. to provide technical expertise to various companies by way of providing research for new technologies and marketing and business plans.  Mr. Bourbonnais is a director of and officer of IVision Group Ltd., a company which files reports with the United States Securities and Exchange Commission.

ROGER BOILEAU, Mr. Boileau became a member of the Board of Directors and Secretary of the Company on  August 5, 2002.  He is also a director and Secretary of W-Waves USA, Inc., White Wolf Audio Video Electronic Systems Inc., XD-Lab R&D Inc., and Radison Acoustique Ltee.  Mr. Boileau has been employed by Abitibi Consolidated Inc. as financial controller of the woodland and sawmill sector from January 2004 to present.   From March 2003 to January 2004, he was employed by Bowater, Inc., in the capacity of financial advisor.  From January 2001 to March 2003 he was a self-employed financial consultant.  From January 1999 to January 2001, he was the manager of operations for Bear Bay Management Caribbean Inc. (Barbados).   Mr. Boileau is a director and officer of IVision Group Ltd., a company which files reports with the United States Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and Directors, and persons who own more than ten percent of the Corporation’s Class A common shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, Directors, and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Corporation, the Corporation believes that during the following represents each person who did not file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years:

Name	Reporting Person	Form 3/# of transactions	Form 4/# of transactions	Form 5/# of transactions
Michel Bourbonnais	President and Member of the Board of Directors	N/A	Late/1	N/A
Roger Boileau	Secretary and Member of the Board of Directors	Late/1	N/A	N/A
Bello Investments (Nassau) Ltd.	Beneficial Owner of more than 10%	Late/1	N/A	N/A
Bic International Ltd.	Beneficial Owner of more than 10%	Late/1	N/A	N/A
4040481 Canada Ltd.	Beneficial Owner of more than 10%	Late/1	Late/1	N/A

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of the Corporation is managed under the direction of the Board of Directors.  The Board of Directors meets on a regular basis to review significant developments affecting the Corporation and to act on matters requiring Board approval.  All matters that require Board approval are acted on either by unanimous written consent of the Board or by a majority at Board meetings.  The Board of Directors did not meet but acted by unanimous written consent three times during 2006.

Presently the Board of Directors is performing the duties that would normally be performed by an audit committee.  They intend to form a separate audit committee, and are seeking potential independent directors.  They have initialized discussions with experienced business people and plan to appoint an individual qualified as an audit committee financial expert.

The Corporation does not have a compensation or nominating committee because the Corporation believes that as a small business issuer traded on the Over the Counter Bulletin Board it is not necessary to have a separate nominating committee.  The functions customarily attributable to those committees are performed by the Board of Directors as a whole.  At this time, the Board does not have a formal policy with regard to the consideration of any director candidates recommended by the Corporation shareholders because historically the Corporation has not received recommendations from its shareholders and the costs of establishing and maintaining procedures for the consideration of shareholder nominations would be unduly burdensome.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition.  However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting the Corporation, time available for meetings and consultation regarding Corporation matters and other particular skills and experience possessed by the individual.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information for the individuals who served as the senior executive officer of the Company during any portion of the last 3 fiscal years. No disclosure need be provided for any executive officer, other than the CEO, whose total annual salary and bonus for the last completed fiscal year did not exceed $100,000. Accordingly, no other executive officers of the Company are included in the table.

ANNUAL COMPENSATION					LONG TERM COMPENSATION
					AWARDS		PAYOUTS
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen-sation	Restricted Stock Awards	Securities Under-lying Options/ SARS	LTIP Pay-outs	All Other Compen-sation
Michel Bourbonnais, President	2006	$-0-	-0-	-0-	-0-	-0-	-0-	-0-
Michel Bourbonnais, President	2005	$-0-	-0-	-0-	-0-	-0-	-0-	-0-
Michel Bourbonnais President	2004	$-0-	-0-	-0-	-0-	-0-	-0-	-0-

Currently, the Company does not offer any annuity, pension or retirement benefits to be paid to any of the officers, directors or employees, in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.

The Company does not have written employment agreements with any of the key employees.  The Company currently does not have any stock option plan or any outstanding stock options.

The Company does not compensate the directors for their time spent on behalf of our company, but the directors are entitled to receive reimbursement for all out of pocket expenses incurred for attendance at the Board of Directors meetings.

APPOINTMENT OF INDEPENDENT AUDITORS

Our board has approved the appointment of Child, Van Wagoner & Bradshaw, PLLC, as our independent auditors for our 2007 fiscal year.  The Board approved the appointment of Child, Van Wagoner & Bradshaw, PLLC on January 15, 2006.  We do not expect a representative of Child, Van Wagoner & Bradshaw, PLLC to attend the annual meeting.    Child, Van Wagoner & Bradshaw, PLLC have been our auditors since January 2, 2006.

Summarized below is the aggregate amount of professional fees billed by Child, Van Wagoner & Bradshaw, PLLC with respect to fiscal 2005:

Services	2005	2004
Audit fees	10,500	9,500
Audit related fees	0	3,814
Tax fees	200	600
Total fees	10,700	13,914

Audit fees consist of fees for the audit of the Company's annual financial statements or the financial statements of the Company’s subsidiaries or services that are normally provided in connection with the statutory and regulatory filings of the annual financial statements.

Audit-related services include the review of the Company's financial statements and quarterly reports that are not reported as Audit fees.

Tax fees included tax planning and various taxation matters.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has not entered into any transactions in which any of our directors, executive officers, or affiliates of the Company, including any member of an immediate family, had or is to have a direct or indirect material interest.

QUORUM AND VOTING

In an election of directors, that number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election, are elected to the Board of Directors of the Corporation (the “Board of Directors”), provided a quorum is present.  Votes may be cast or withheld with respect to the Proposal to elect two members of the Board of Directors for terms expiring at the Corporation’s Annual Meeting of Shareholders in 2008.  Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such Proposal and, therefore, will not affect the outcome of the vote on such Proposal.

Record holders of our Common Stock may cast one vote for each director nominated for office and one vote for each other Proposal for each share held of record at the close of business on January 16, 2007.

Approval of the matters before the meeting requires the affirmative vote of a majority of the votes cast by shareholders present at the meeting in person or by proxy.

OTHER BUSINESS

We do not know of any other item of business that may come before the meeting, except a motion to adjourn.

SHAREHOLDERS PROPOSALS

Shareholders may submit proposals on matters appropriate for shareholder action at subsequent annual meetings of the Corporation consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934.  For such proposals to be considered for inclusion in the Proxy Statement or Information Statement for the 2008 Annual Meeting of Shareholders, such proposals must be received by the Corporation no later than November 15, 2007.  Any shareholder proposal submitted outside the process described above is considered untimely, if provided after November 15, 2007 Such proposals should be directed to China Titanium & Chemical Corp., 1530- 9 Avenue S.E., Calgary, Alberta T2G 0T7 to the Attention of Mr. Michel Bourbonnais.

Upon the receipt of a written request from any shareholder entitled to vote at the forthcoming Annual Meeting, the Corporation will mail, at no charge to the shareholder, a copy of the Corporation’s Annual Report on Form 10-KSB, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Corporation’s most recent fiscal year.  Requests from beneficial owners of the Corporation’s voting securities must set forth a good-faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting.  Written requests for such report should be directed to:

Mr. Michel Boubonnais

China Titanium & Chemical Corp.

1530 9th Ave S.E.,

Calgary, Alberta T2G 0T7

By order of the Board of Directors

/s/ Michel Bourbonnais

Michel Bourbonnais

President